UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2022

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AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Annual Salaries, Equity Awards and Other Compensation

On July 14, 2022, the Board of Directors (the “Board”) of Aehr Test Systems, Inc. (the “Company”), approved (i) increases to the annual base salaries, (ii) annual equity award and (iii) performance-based cash compensation and equity awards scheme for the Company’s officers and employees, including Chief Executive Officer, Chief Financial Officer and Executive Vice President of Sales and Marketing (the “Named Executive Officers”). The following sets forth the 2023 annual base salary, annual equity awards and performance-based compensation for each of the Named Executive Officers affected by the new compensation arrangement.

Gary Erickson - Chief Executive Officer

Mr. Gayn Erickson will have an annual base salary of $359,000. Mr. Erickson will receive an annual equity award of 82,500 shares, plus an additional up to 55,000 shares tied to performance goals. Mr. Erickson is eligible for an additional target cash bonus of 74.3% of base pay tied to performance objectives including profitability and bookings, upon approval of the Compensation Committee.

Kenneth B. Spink - Chief Financial Officer

Mr. Kenneth B. Spink will have an annual base salary of $275,000. Mr. Spink will receive an annual equity award of 27,422 shares, plus an additional up to 18,280 shares tied to performance goals. Mr. Spink is eligible for an additional target cash bonus of 35.6% of base pay tied to profitability performance objectives, upon approval of the Compensation Committee.

Vernon Rogers - Executive Vice President of Sales and Marketing

Mr. Vernon Rogers will have an annual base salary of $270,000. Mr. Rogers will receive an annual equity award of 18,000 shares, plus an additional up to 12,000 shares tied to performance goals. Mr. Rogers is eligible for an additional target cash bonus of 66.3% of base pay tied to performance objectives including profitability and bookings, upon approval of the Compensation Committee.

The increase in annual salary will become effective on July 25, 2022. The performance-based cash compensation will be granted at quarterly, or at the end of fiscal year, upon recommendation of the Compensation Committee of the Board, which shall review achievement of target performance metrics.

The equity awards to the Named Executive Officers will be granted effective as of the close of business on July 14, 2022 valued at the closing price of the Company’s common stock as reported on The Nasdaq Capital Market on the date of grant. The annual equity awards will be made pursuant to the Company’s 2016 Equity Incentive Plan and will vest in equal quarterly installments over 16 quarters, subject to continued service as of each vesting date. The performance-based equity award will vest upon review of the achievement of target metrics and approval by the Compensation Committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems (Registrant)

Date: July 20, 2022	By:	/s/ Kenneth B. Spink
Kenneth B. Spink
Vice President of Finance and
Chief Financial Officer

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